UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2021 (August 19, 2021)

Humana Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-5975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Main Street, Louisville, Kentucky 40202

(Address of Principal Executive Offices, and Zip Code)

(502) 580-1000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 19, 2021, the Board of Directors (the “Board”) of Humana Inc. (the “Company”), upon the recommendation of the Organization & Compensation Committee of the Board as advised by the Committee’s independent compensation consultant, approved the following revised schedule for director compensation, effective as of January 1, 2022:

Non-Employee Director Annual Retainer	$120,000(1)
Non-Employee Chairman of the Board
Additional Annual Retainer	$240,000(2)
Committee Chairman fee per year:
1. Audit Committee Chair	$25,000
2. Organization & Compensation Committee Chair	$20,000
3. All other Committee Chairs	$15,000
Executive Committee Member fee per year	$12,000
Common Stock per year (1st Business Day of January)	$190,000(3) in common stock (variable # of shares)
Charitable Contributions Annual Match	up to $40,000
Group Life and Accidental Death Insurance—(except Chairman)	$150,000 of coverage
Group Life and Accidental Death Insurance—Non-Employee Chairman	$400,000 of coverage
Business Travel Accident Insurance	$250,000 of coverage
Restricted Stock Units Granted Initial Date of Election	Restricted Stock Unit grant equal to the dollar value of the then current annual stock grant for directors

(1)	Increased from $115,000.
(2)	Increased from $210,000.
(3)	Increased from $165,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    August 20, 2021